UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 10, 2016 (August 9, 2016)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center; Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Penn Virginia Corporation (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) and entered into a Restructuring Support Agreement by and among (i) the Debtors; (ii) lenders holding approximately 100% of the principal amount of the approximately $112.6 million in loans outstanding under the Debtors’ senior secured reserve-based revolving credit facility; and (iii) holders of approximately 86% of the principal amount of the Debtors’ $1,075 million in outstanding senior unsecured notes (the “Notes”).

The Company and certain holders of Notes engaged in discussions regarding, among other things, a restructuring of that certain Amended and Restated Construction and Field Gathering Agreement, dated as of September 24, 2015 (the “Original Republic Agreement”), by and between Republic Midstream, LLC (“Republic”) and Penn Virginia Oil & Gas, L.P., a Debtor subsidiary of the Company (“PVO”). Under the terms of the Original Republic Agreement, Republic’s duties included the gathering and transporting of oil from certain leasehold acreage held by PVO in south Texas’ Eagle Ford Shale (the “Dedication Area”) via a lease-level gathering system and intermediate takeaway pipeline connecting to a downstream interstate pipeline operated by a third party (the “Gathering System”).

On August 9, 2016, PVO, Republic and, solely for purposes of providing a guarantee of PVO’s obligations under the agreement, the Company, entered into the Second Amended and Restated Construction and Field Gathering Agreement, effective as of August 1, 2016 (the “Republic Agreement”), which supersedes and replaces the Original Republic Agreement. The Republic Agreement reduces PVO’s minimum volume commitment (“MVC”) shipped to Republic from 15,000 to 8,000 barrels of oil per day, but extends the MVC term from ten (10) to fifteen (15) years. Monthly MVC deficiencies and surpluses may be credited against each other on a rolling twelve (12) month basis. The Republic Agreement retains the original Dedication Area in Lavaca, Gonzales and Fayette counties, but limits Republic’s obligation to connect new wells to the Gathering System to the extent such wells are located within certain production units within the Dedication Area (“Core Units”) with an option to pipe or truck volumes from wells outside the Core Units. The Republic Agreement also establishes a revised fee structure, which is bifurcated between trucking and pipeline service and is reduced for the first three (3) years then increases at intervals during the final twelve (12) years of the MVC term. In addition, the amended fee is subject to periodic escalation based on specified increases in the New York Mercantile Exchange WTI crude oil index price.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein, and in the Exhibits hereto, that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following:

•	the ability of the Company to continue as a going concern, to meet financial obligations during the Chapter 11 process and to maintain contracts that are critical to the Company’s operations;

•	the ability of the Company and certain of its creditors to develop and consummate one or more plans of reorganization with respect to the Chapter 11 process, including with respect to claims of senior noteholders, trade creditors and equity holders, among others, thereunder;

•	the Bankruptcy Court’s rulings in the Chapter 11 case and the outcome of the Chapter 11 process in general;

•	the length of time that certain of the Company’s creditors will operate under the Chapter 11 case;

•	risks associated with third-party motions in the Chapter 11 case, which may interfere with the Company’s creditors’ ability to develop and consummate one or more plans of reorganization once such plans are developed;

•	the effect of the Chapter 11 filings on the Company’s relationships with third parties, regulatory authorities and employees;

•	the potential adverse effects of the Chapter 11 process on the Company’s liquidity, results of operations, or business prospects, the Company’s ability to execute its business and a potential restructuring plan;

•	increased administrative and legal costs related to the Chapter 11 process and other litigation and the inherent risks involved in a bankruptcy process;

•	the sufficiency of the liquidity purported to be made available by the Company’s third party loans and receivables financing approved in connection with the Chapter 11 process; and

•	other factors set forth in our periodic filings with the Commission, including the risks set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Commission on March 15, 2016.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

The Company cautions that the trading in its securities during the pendency of Chapter 11 proceedings is highly speculative and poses substantial risks. If a plan of reorganization is approved through the Chapter 11 process, it is likely that Company’s existing common stock will be extinguished, and existing equity holders will likely not receive consideration in respect of their existing equity interests. Accordingly, the Company’s future performance and financial results may differ materially and/or adversely from those expressed or implied in any forward-looking statements made by the Company in this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penn Virginia Corporation
(Registrant)

By:	/s/ Nancy M. Snyder
	Name:	Nancy M. Snyder
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Date: August 10, 2016